UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2007

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2007, Advanced Micro Devices, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with West Coast Hitech L.P., an exempted limited partnership organized under the laws of the Cayman Islands (the “Purchaser”), acting through its general partner, West Coast Hitech G.P., Ltd., pursuant to which the Company agreed to issue and sell, and the Purchaser agreed to purchase, 49,000,000 shares of the Company’s common stock, par value $0.01 per share, for an aggregate purchase price of $622,300,000, less an expense reimbursement of $14,624,050 payable to the Purchaser.

A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Report, the terms of which are incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 8.01 Other Events.

In a press release issued on November 16, 2007, the Company announced the closing of the transactions contemplated by the Purchase Agreement. The full text of the press release is attached hereto as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Legal Opinion of Latham & Watkins LLP.

10.1	Stock Purchase Agreement dated November 15, 2007, between Advanced Micro Devices, Inc. and West Coast Hitech L.P.

99.1	Press release dated November 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2007	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Katy Wells
	Name:	Katy Wells
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
5.1	Legal Opinion of Latham & Watkins LLP.

10.1	Stock Purchase Agreement dated November 15, 2007, between Advanced Micro Devices, Inc. and West Coast Hitech L.P.

99.1	Press release dated November 16, 2007.